Exhibit 5.2

April 18, 2025

Soluna Holdings, Inc.

325 Washington Ave Extension

Albany, New York 12205

Re: Shelf Registration on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Soluna Holdings, Inc. (the “Company”) in connection with its filing of a shelf registration statement on Form S-3 (the “Registration Statement”), including the base prospectus constituting a part thereof (the “Base Prospectus”), to which this opinion is attached, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.

The Base Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of up to $100,000,000 aggregate offering price of (i) shares of common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of preferred stock, par value $0.001 per share, in one or more series (the “Preferred Stock”), (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), (iv) senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), which may be issued pursuant to a senior indenture between the Company and the trustee to be named therein and a subordinated indenture between the Company and the trustee to be named therein, (v) subscription rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”) or (vi) units composed of the foregoing (the “Units”). The Preferred Stock, Common Stock, Warrants, Debt Securities, Subscription Rights and the Units are collectively referred to herein as the “Securities.” The Preferred Stock may be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock. Any Warrants may be exchangeable and/or exercisable for shares of Common Stock or Preferred Stock. Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock or Preferred Stock. The Units may be exchangeable and/or settled into the Securities comprising the Units.

In rendering our opinion, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and officers of the Company and such other matters as we have deemed necessary or appropriate for purposes of this opinion. We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning the internal corporate laws of the State of Nevada are addressed in the opinion of Brownstein Hyatt Farber Schreck, LLP, separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Except to the extent we opine as to the binding effect of certain documents as set forth in paragraphs 1, 2, 3 and 4 below, we have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacities of all natural persons.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	When the applicable warrant agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and any and all Prospectus Supplement(s) and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	When the applicable Indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company, and when the specific terms of a particular issuance of Debt Securities have been duly established in accordance with the terms of the applicable Indenture and authorized by all necessary corporate action of the Company, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Indenture and in the manner contemplated by the applicable Prospectus and any and all Prospectus Supplement(s) and by such corporate action (assuming the securities issuable upon exercise of such Debt Securities have been duly authorized and reserved for issuance by all necessary corporate action), such Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	When the applicable subscription rights agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company, and when the specific terms of a particular issuance of Subscription Rights have been duly established in accordance with the terms of the applicable subscription rights agreement and authorized by all necessary corporate action of the Company, and such Subscription Rights have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and any and all Prospectus Supplement(s) and by such corporate action (assuming the securities issuable upon exercise of such Subscription Rights have been duly authorized and reserved for issuance by all necessary corporate action), such Subscription Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	When the applicable unit agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company, and when the specific terms of a particular issuance of Units have been duly established in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and any and all Prospectus Supplement(s) and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity; (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies; (iv) we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial; and (v) we express no opinion with respect to the enforceability of any waiver of any usury defense.

To the extent that the obligations of the Company with respect to the Securities may be dependent on such matters, we assume for purposes of this opinion that: (i) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act; (ii) the Warrants and any related warrant agreement, the Debt Securities and any related Indentures, the Subscription Rights and any related subscription rights agreement, and Units and any related unit agreement (collectively, the “Documents”) will be governed by the internal laws of the State of New York; (iii) that each of the Documents will be duly authorized, executed and delivered by the parties thereto; (iv) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms; and (v) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lowenstein Sandler LLP

LOWENSTEIN SANDLER LLP